UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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Milestone Scientific Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders
PROXY STATEMENT
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS AND OFFICERS AND RELATED MATTERS
AUDIT COMMITTEE REPORT
OTHER BUSINESS
ADDITIONAL INFORMATION

Milestone Scientific Inc.

Notice of Annual Meeting of Stockholders
To be held on June 5, 2008

To the Stockholders of Milestone Scientific Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Milestone Scientific Inc. (“Milestone” or the “Company”) will be held at Brown, Rudnick, Berlack and Israels, 7 Times Square, New York, New York on June 5, 2008 at 10:00 A.M. Eastern Time for the purpose of considering and acting upon the following:

1. Election of six (6) directors;

2. Ratification of appointment of Holtz Rubenstein Reminick LLP as Milestone’s independent auditors for the current year; and,

3. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

The Board of Directors (the “Board”) has fixed the close of business on April 25, 2008 as the Record Date for determining the stockholders having the right to notice of and to vote at the meeting (the “Record Date”).

By order of the Board of Directors

Name:     Leonard Osser

Title:	Chairman of the Board

Livingston, New Jersey
May 1, 2008

IMPORTANT: Every stockholder, whether or not he or she expects to attend the Annual Meeting in person, is urged to execute the proxy and return it promptly in the enclosed business reply envelope.

Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

We would appreciate your giving this matter your prompt attention.

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MILESTONE SCIENTIFIC INC.

PROXY STATEMENT

For Annual Meeting of Stockholders
To be Held on June 5, 2008

Proxies in the form enclosed with this statement are solicited by the Board of Milestone to be used at the Annual Meeting of Stockholders and any adjournments thereof, to be held at Brown, Rudnick, Berlack and Israels, 7 Times Square, New York, New York on June 5, 2008 at 10:00 A.M. Eastern Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Board knows of no other business which will come before the meeting. This Proxy Statement and the accompanying proxy will be mailed to stockholders on May 2, 2008 .

THE VOTING AND VOTE REQUIRED

Record Date and Quorum

Only stockholders of record at the close of business on the Record Date, are entitled to notice of and vote at the Annual Meeting. On the Record Date, there were 12,160,102 outstanding shares of common stock, par value $.001 per share. At the Annual Meeting, each share of common stock is entitled to one vote. In the aggregate, 12,160,102 votes may be cast at the Annual Meeting. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.

Voting of Proxies

The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for election of the director nominees named in this Proxy Statement; (ii) for ratification of the appointment of Holtz Rubenstein Reminick LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2008; and (iii) in the proxyholders’ discretion, on any other business that may come before the meeting and any adjournments of the meeting.

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company’s bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions or non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

Voting Requirements

Directors are elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of votes cast for or against the matter by stockholders entitled to vote is required to ratify the appointment of independent auditors.

Revocability of Proxy

A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Corporate Secretary of Milestone at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

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Expenses of Solicitation

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Milestone telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

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ELECTION OF DIRECTORS (Item 1 on the Proxy Card)

Six (6) directors are to be elected at the Annual Meeting, each for a term of one year and until the election and qualification of a successor.

It is intended that votes pursuant to the enclosed proxy will be cast for the election of the six nominees named below. In the event that any such nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person, if any, as shall be designated by the Board. Management has no reason to believe these nominees will not be available for election.

The following table sets forth the names and ages of each nominee, the principal occupation of each during the past five years and the period during which each has served as a director of Milestone. Information as to the stock ownership of each nominee is set forth under “Security Ownership of Certain Beneficial Owners and Management.” All of the nominees to the Board have been approved, recommended and nominated for re-election to the Board by Milestone’s Nominating Committee and by the Board.

Name	Age	Position	Director Since

Leonard A. Osser	60	Chairman	1991
Joe W. Martin	55	Chief Executive Officer and Director	2008
Leonard M. Schiller(1)(2)(3)	66	Director	1997
Jeffrey Fuller(1)(2)(3)	62	Director	2003
Leslie Bernhard(1)	63	Director	2003
Pablo F. Serna C.	32	Director	2006

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

Leonard Osser, Chairman of the Board

Leonard has served as Milestone’s Chairman since 1991. From 1991 through 2007, he also served as Chief Executive Officer of the Company. From 1980 until the consummation of Milestone’s public offering in November 1995, he was primarily engaged as the principal owner and Chief Executive Officer of U.S. Asian Consulting Group, Inc., a New Jersey-based provider of consulting services specializing in distressed or turnaround situations in both the public and private markets.

Joe W. Martin, Chief Executive Officer and Director

Joe originally joined Milestone Scientific in May 2007 as CEO of the Company’s medical division, Milestone Medical, and was subsequently appointed as the Company’s new CEO in December 2007. Prior to Milestone, he served as President of the Diabetes Care Division (DCD) at Bayer HealthCare. He also served as a member of the Bayer HealthCare Executive Committee. From 1992 through 2004, Joe rose through the ranks at Bayer in managerial posts that included Senior Vice President and General Manager, Self-Testing Business Segment at Bayer AG — Diagnostics Division; Senior Vice President and General Manager, Point of Care Business Segment; Country Manager — United Kingdom and Ireland; and Vice President, Marketing — Immunodiagnostic Business Unit. From 1980 through 1992, Joe held various sales, marketing and general management roles of increasing responsibility, both domestically and internationally, at Abbott Laboratories — Diagnostic Division. He is a graduate of the University of Houston where he earned a Bachelors of Business Administration degree in Marketing and Accounting. Joe is the Past President of the Biomedical Marketing Association and served on the Board of Directors of Life Treatment Centers in South Bend, Indiana.

Leonard M. Schiller, Director

Leonard has been a director of Milestone since April 1997. Leonard is President of the Chicago Law Firm of Schiller, Klein & McElroy, P.C. and has been associated with the firm since 1997. He has also served as President of

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The Dearborn Group, a residential property management and real estate acquisition company since 1980. He served as a member of the Board of Directors of IMALL, a NASDAQ internet Company which was acquired by Excite@Home. He also served as a member of the Board of AccuMed International, Inc., a company which manufactured and marketed medical diagnostic screening products, which was acquired by Molecular Diagnostics, Inc.

Jeffrey Fuller, Director

Jeffrey has served as an Independent Director of Milestone since January 2003. He has been President and owner of two municipal water supply systems, Hudson Valley Water Co. and Lake Lenape Water Co. since 1983, and in addition has been an executive recruiter since 1995. Early in his career, he was an auditor with Arthur Andersen LLP; a senior internal auditor with the Dreyfus Corp.; and from 2003 to 2004, an Adjunct Professor at Berkeley College in New York teaching several courses including Accounting.

Leslie Bernhard, Director

Leslie has served as an Independent Director of Milestone since May 2003. She co-founded AdStar, Inc. a NASDAQ listed company, and since 1986 has served as its President, Chief Executive Officer and Executive Director. AdStar is an application service provider for the newspaper classified advertising industry.

Pablo Serna, Director

Pablo has served as an Independent Director of Milestone since June 2006. He is the founder of SPOT Investments, a European-based financial services boutique specializing in equity financing alternatives for small and medium sized companies. SPOT Investments is an advisor to European investors focused primarily on Chinese and domestic deals involving financing structures that include reverse mergers, PIPE offerings, traditional IPOs and secondary offerings. He holds a Degree in Finance and International Affairs from Universidad Externado de Colombia, and a Master of Science in Finance and International Banking with distinction from the University of Salford in UK. He is also a Certified Investment Manager (IMC) by the FSA, and speaks four languages (Spanish, English, Italian, and French) fluently.

All directors of Milestone hold office until the next Annual Meeting of stockholders and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board, until their successors are appointed.

Committees of the Board of Directors

Milestone’s Board has established audit, compensation and nominating committees. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all the officers of Milestone, reviews general policy matters relating to compensation and benefits of employees of Milestone, and administers the issuance of stock options to Milestone’s officers, employees, directors and consultants. All compensation arrangements between Milestone and its directors, officers and affiliates are reviewed by the Compensation Committee, the majority of which is made up of independent directors. The Audit Committee meets with management and Milestone’s independent auditors to determine the adequacy of internal controls and other financial reporting matters.

Attendance at Committee and Board of Directors Meetings

During the year ended December 31, 2007, the Board held eleven meetings. All directors attended more than 75% of the number of meetings of the Board and its committees on which they served. It is Milestone’s policy that directors are invited and encouraged to attend the Annual Meeting. Four of our then five directors attended the 2007 Annual Meeting.

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Compensation Committee

The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company’s officers, employees, directors and consultants. The Compensation Committee is comprised of Leonard M. Schiller and Jeffrey Fuller. During the year ended December 31, 2007, the Compensation Committee held no meetings.

Audit Committee

The Audit Committee was established to meet with management and the Company’s independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Board adopted a revised written charter for the Audit Committee in July, 2005 (the “Charter”). The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2006 and met with the management of the Company to discuss such audited financial statements. The Audit Committee has discussed with the Company’s independent accountants, Holtz Rubenstein Reminick LLP, the matters required to be discussed pursuant to Statement on Accounting Standards No. 61; has received the written disclosures and the letter from Holtz Rubenstein Reminick LLP required by the Independence Standards Board Standard No. 1; has discussed with Holtz Rubenstein Reminick LLP its independence from management and the Company; and has given Holtz Rubenstein Reminick LLP full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB. The Audit Committee is comprised of Leonard M. Schiller, Leslie Bernhard and Jeffrey Fuller, all of whom are independent as defined in the applicable listing standards. The Board has determined that Jeffrey Fuller qualifies as an Audit Committee Financial Expert and is independent as defined in applicable federal securities laws and regulations. During the year ended December 31, 2007, the Audit Committee held six meetings.

Nominating Committee

The Company formed a Nominating Committee in May 2004. The members of the Nominating Committee are Leonard M. Schiller and Jeffrey Fuller, each of whom is qualified as “independent” under the applicable listing standards.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and, the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Company’s Acting Chief Financial Officer at 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039 and must be received not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Nominating Committee’s evaluation of potential candidates shall be consistent with the Board’s criteria for selecting new directors. Such criteria include an understanding of the Company’s business environment and the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board’s ability to manage and direct the affairs and business of the

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Company, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

The Nominating Committee may also receive suggestions from current Board members, company executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating Committee for such candidates. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates.

Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating Committee may consider all such information in light of information regarding any other candidates that the Nominating Committee might be evaluating for membership on the Board. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Nominating Committee adopted a revised written charter in July 2005, which is available to security holders on Milestone’s website at www.milestonescientific.com.

Stockholder Communication with the Board of Directors

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039. All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Company’s Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information, as of March 31, 2008, regarding stock ownership of all persons known by Milestone to own beneficially more than 5% of Milestone’s outstanding common stock.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them. All information with respect to beneficial ownership has been furnished to us by the respective stockholder.

	Shares of
	Common Stock
	Beneficially		Percentage of
Name of Beneficial Owner(1)	Owned(2)		Ownership

Executive Officers and Directors
Leonard Osser	1,465,406	(3)	12.53%
Joe W. Martin	—		*
Joseph D’Agostino	—		*
Leonard M. Schiller	93,228	(4)	*
F. Pablo Serna C.	30,000	(5)	*
Jeffrey Fuller	76,667	(6)	*
Leslie Bernhard	66,667	(7)	*
All directors and executive officers as a group (7 persons)	1,731,698		14.81%
K. Tucker Anderson	1,483,969	(8)	12.68%

*	Less than 1%

(1)	The addresses of the persons named in this table are as follows: Leonard A. Osser, Joe W. Martin and Joseph D’Agostino are all at 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039; Leonard M. Schiller, Schiller, Klein & McElroy, P.C., 33 North Dearborn Street, Suite 1030, Chicago, Illinois 60602; Jeffrey Fuller, Eagle Chase, Woodbury, NY 11797; Leslie Bernhard, AdStar, Inc., 4553 Glencoe Avenue, Suite 325, Marina del Rey, California 90292; K. Tucker Anderson, c/o Cumberland Associates LLC, 1114 Avenue of the Americas, New York, New York 10036; F. Pablo Serna, Viale Cattaneo, 21 6906 Lugano, Switzerland.

(2)	A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from March 31, 2008 upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on the number of all shares, including those underlying options exercisable within 60 days from the filing of this report held by the named individual, divided by 11,697,837 outstanding shares on March 31, 2008 plus those shares underlying options exercisable within 60 days from the filing of this report held by the named individual or the group.

(3)	Includes 120,994 shares issuable upon the exercise of warrants within 60 days of the date hereof, which are exercisable at $4.89.

(4)	Includes 80,000 shares subject to stock options, exercisable within 60 days of the date hereof as follows: 20,000 shares at $3.27 per share, 20,000 shares at $1.40 per share, 20,000 shares at $.83 per share and 20,000 shares at $1.68. Also included is 13,228 shares held by Mr. Schiller.

(5)	Includes 30,000 shares subject to stock options, exercisable within 60 days of the date hereon as follows: 10,000 shares at $.83 per share and 20,000 shares at $1.68.

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(6)	Includes 76,667 shares subject to stock options, exercisable within 60 days of the date hereof as follows: 6,667 shares at $1.50 per share, 20,000 shares at $3.27 per share, 20,000 shares at $1.40 per share, 10,000 shares at $.83 per share and 20,000 shares at $1.68.

(7)	Includes 66,667 shares subject to stock options, exercisable within 60 days of the date hereof as follows: 6,667 shares at $1.50 per share, 20,000 shares at $3.27 per share, 20,000 shares at $1.40 per share and 20,000 shares at $1.68.

(8)	Includes 183,946 shares subject to warrants all of which are exercisable within 60 days of the date hereof at $4.89. The amount does not include 100,000 shares subject to warrants that begin to be exercisable in December 2008, at $5.00 per share.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and principal positions of the executive officers of the Company and two non-officer key employees as of March 31, 2008. Information regarding Mr. Osser and Mr. Martin is presented above.

Name	Age	Title

EXECUTIVE OFFICERS
Leonard A. Osser	60	Chairman
Joe W. Martin	55	Chief Executive Officer
Joseph D’Agostino	56	Acting Chief Financial Officer
KEY EMPLOYEES
Robert A. Presutti	55	Vice President of Sales and Marketing
Eugene Casagrande, D.D.S.	64	Director of Professional Relations
Mark Hochman, D.D.S.	50	Director of Clinical Affairs

Joseph D’Agostino, Chief Financial Officer

Joining Milestone in January 2008 as CFO, Joseph brings Milestone a wealth of finance and accounting experience earned over 25 years serving both publicly and privately held companies. A results-oriented and decisive leader, he has specific proven expertise in treasury and cash management, strategic planning, information technology, internal controls, Sarbanes-Oxley compliance, operations and financial and tax accounting. Immediately prior to joining Milestone, Joseph served as Senior Vice President and Treasurer of Summit Global Logistics, a publicly traded, full service international freight forwarder and customs broker with operations in the United States and China. Previous executive posts also included Executive Vice President and CFO of Haynes Security, Inc., a leading electronic and manned security solutions company serving government agencies and commercial enterprises; Executive Vice President of Finance and Administration for Casio, Inc., the U.S. subsidiary of Casio Computer Co., Ltd., a leading manufacturer of consumer electronics with subsidiaries throughout the world; and Manager of Accounting and Auditing for Main Hurdman’s national office in New York City (merged into KPMG). Joseph is a Certified Public Accountant and holds memberships in the American Institute of CPA’s, New Jersey Society of CPA’s, Financial Executive Institute, Consumer Electronics Industry Association and Homeland Security Industry Association. He is a graduate of William Paterson University where he earned a Bachelor of Arts degree in Science.

Robert (Bob) A. Presutti, Vice President of Sales and Marketing

Bob brings Milestone nearly 30 years of professional sales and marketing experience, primarily within the medical and dental industries, with emphasis on new product introductions. As Director of Professional Sales at Optiva/Philips Healthcare, Inc., he helped to establish Sonicare as the #1 most recommended and dispensed electric toothbrush among dental professionals, and drove product sales from $5 million to over $28 million in a five year period. Immediately prior to joining Milestone, Bob served as Director of Professional Sales at Grinrx Corporation, a start-up dental company in Washington. In May of 2005, he was recruited by the CEO of Brite Smile, Inc. to serve

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as Executive Vice President of Sales. In this role, he led the rebuilding of the dental product company’s sales organization and relaunched its in-office whitening procedure in the professional dental channel. While at Thermoscan, Inc. and Medtronic, Nortech Division, Bob held various sales management and market development positions of increasing responsibility. Bob holds a BA degree in Business Administration from Monmouth University.

Dr. Eugene Casagrande, Director of International & Professional Relations

Since 1998, Dr. Casagrande has served as Director of Professional Relations, charged with pursuing a broad range of clinical and industry-related strategic business opportunities for the Company. He has also lectured both nationally and internationally at over 35 dental schools and in over 22 countries on Computer-Controlled Local Anesthesia Delivery. Dr. Casagrande is past president of the California State Board of Dentistry and the Los Angeles Dental Society and is a Fellow of the American and International Colleges of Dentists and has served on the faculty of the University of Southern California, School of Dentistry.

Mark Hochman, D.D.S., Director of Clinical Affairs

Dr. Hochman has served as Director of Clinical Affairs and Director of Research and Development since 1999. He has a Doctorate of Dental Surgery with advanced training in the specialties of Periodontics and Orthodontics from New York University of Dentistry and has been practicing dentistry since 1984. He holds a faculty appointment as a clinical associate professor at NYU School of Dental Surgery. Recognized as a world authority on Advanced Drug Delivery Systems, Dr. Hochman has published numerous articles in this area, and shares in the responsibility for inventing much of the technology currently available from Milestone.

COMPENSATION OF DIRECTORS AND OFFICERS AND RELATED MATTERS

Executive Compensation.

The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal year ended December 31, 2007 by (i) Milestone’s Chairman and (ii) the most highly compensated executive officers, other than the Chairman who were serving as executive officers at the end of the 2007 fiscal year and whose salary as determined by Regulation S-B, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”).

SUMMARY OF COMPENSATION TABLE

					Other
Name and Principal Position	Year	Salary		Bonuses	Compensation		Option Awards		Total

Leonard A. Osser	2007	$300,000	(1)	—	16,660	(1)	—		$316,660
Chairman	2006	$300,000	(1)	—	15,237	(1)	—		$315,237
Joe W. Martin	2007	$184,483		$80,000	909	(1)	—		$265,392
Chief Executive Officer	2006	$—		—	—		—		—
Thomas R. Ronca	2007	$162,406		—	—		—		$162,406
President and Chief Operating Officer	2006	$192,970	(2)	—	—		$10,844	(3)	$203,814

(1)	Includes $150,000 in deferred compensation in accordance with his employment agreement to be paid in common stock and not paid until the termination of the agreement in 2012 (under new employment agreement) or thereafter, if further extended. Excludes $10,000 paid by Milestone to Marilyn Elson, a certified public accountant, in payment of tax consultation services. Ms. Elson is the wife of Mr. Osser. Other compensation represents payments made for health insurance coverage.

(2)	$28,333 of Mr. Ronca’s base salary for 2006 was paid in 26,984 shares of restricted common stock.

(3)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R), “Share-based Payments.” for

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outstanding stock options granted as part of the stock option plan. For details used in the assumption calculating the fair value of the option reward, see Note B to our Financial Statements for the year ended December 31, 2006, which is located on pages F-8 through F-12 of our Annual Report on Form 10-KSB. Compensation cost is generally recognized over the vesting period of the award. The number of shares underlying this option award totaled 10,000 shares.

Employment Contracts

In December 2003, Milestone entered into an employment agreement with Mr. Osser for a five-year term commencing January 1, 2004. This agreement was terminated effective December 31, 2007. Milestone entered into a new agreement with Mr. Osser effective January 1, 2008. The new agreement is for four years ending on December 31, 2012. As part of the new agreement Mr. Osser will relinquish the title and position of CEO and concentrate his activities on assisting the new CEO of the Company in (i) management and oversight of vendors in China and other key vendors, (ii) arranging for, and the consummating financing transactions and (iii) conducting investor relations. Under the new agreement, Mr. Osser will receive a base compensation of $200,000 per year payable, one half in cash and one half in common stock valued at the closing price of the common stock on January 31 of each year with respect to the then current year. While the number of shares to be issued will be determined each year, the stock will not be issued until the end of the term of the agreement.

In accordance with the employment contract, as of December 31, 2007, 421,306 shares of common stock are to be paid out at the end of the contract in settlement of the $600,000 of deferred compensation and, accordingly, such amount has been classified in the stockholder’s equity with the common shares classified as to be issued.

Milestone entered into an agreement with a new CEO effective May 2, 2007. The term of the contract is for a five year period ending on December 31, 2012. Under this agreement the CEO will receive a base cash compensation of $300,000 per year, payable at the option of the CEO, of up to $150,000 per year by written notice to take stock for periods subsequent to such notice. The stock would be valued at the average closing price of the common stock, during the first 15 trading days of the last full month of each year. In, addition, the CEO may earn annual bonuses up to an aggregate of $400,000, payable one half in cash and one half in common stock, contingent upon Milestone achieving predetermined annual cash flow, revenue, unit sales and earnings as defined in the employment agreement.

In addition, if in any year of the term of the agreement the CEO earns a bonus, he shall also be granted five-year stock options to purchase twice the number of shares earned. Each such option is to be exercisable at a price per share equal to the fair market value of a share on the date of grant (110% of the fair market value if the CEO is a 10% or greater stockholder on the date of grant). The options shall vest and become exercisable to the extent of one-third of the shares covered at the end of each of the first three years following the date of grant, but shall only be exercisable while the CEO is employed by Milestone or within 30 days after the termination of his agreement.

Objective of Our Executive Compensation Program

The primary objective of our executive compensation program is to attract and retain qualified, energetic managers who are enthusiastic about our mission and culture. A further objective of our compensation program is to provide incentives and reward each manager for their contribution. In addition, we strive to promote an ownership mentality among key leadership and the Board of Directors.

Our Compensation Committee reviews and approves, or in some cases recommends for the approval of the full Board of Directors, the annual compensation procedures for our Named Executive Officers.

Our compensation program is designed to reward teamwork, as well as each manager’s individual contribution. In measuring the Named Executive Officers’ contribution, the Compensation Committee considers numerous factors including our growth, strategic business relationships and financial performance. Regarding most compensation matters, including executive and director compensation, our management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. We do not currently engage any consultant to advise on executive and/or director compensation matters.

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Stock price performance has not been a factor in determining annual compensation because the price of Milestone’s common stock is subject to a variety of factors outside of our control. We do not have an exact formula for allocating between cash and non-cash compensation.

Annual executive officer compensation consists of a base salary component and periodic stock option grants. It is the Compensation Committee’s intention to set total executive cash compensation sufficiently high enough to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Each of our executive officers receives stock option grants under our stock option plan. The number of stock options granted to each executive officer is made on a discretionary rather than a formula basis by the Compensation Committee. Each executive’s current and prior compensation is considered in setting future compensation. In addition, we review the compensation practices of 28 other companies. To some extent, our compensation plan is based on the market and the companies we compete against for executive management. The elements of our plan (e.g., base salary, bonus and stock options) are similar to the elements used by many companies. The exact base pay, stock option grant, and bonus amounts are chosen in an attempt to balance our competing objectives of fairness to all stakeholders and attracting/retaining executive managers.

Outstanding Equity Awards at December 31, 2007

Compensation of Directors

Milestone paid no cash or stock based compensation to its directors in 2007 or 2006. On June 5, 2007, Milestone awarded to each of its independent directors options expiring on June 4, 2012 for the purchase of 20,000 shares of its common stock, half of which are exercisable immediately and the remaining half exercisable on June 5, 2008 at $1.68 per share with respect to the year ending with Milestone’s 2007 annual meeting. On June 20, 2006, Milestone awarded to each of its independent directors options expiring June 19, 2011 for the purchase of 20,000 shares of its common stock, half of which are exercisable immediately and the remaining half of which are exercisable on June 20, 2007 at $.83 per share with respect to the year starting with Milestone’s 2006 annual meeting and ending with Milestone’s 2007 annual meeting.

The following table provides compensation information for the year ended December 31, 2007 for each of the independent directors. We do not pay any directors’ fees. Directors are reimbursed for the costs relating to attending board and committee meetings.

Name	Option Awards(1)		Total

Leonard M. Schiller	$22,200	(2)	$22,200
Jeffrey Fuller	$22,200	(2)	$22,200
Leslie Bernhard	$22,200	(2)	$22,200
F. Pablo Serda C.	$22,200	(2)	$22,200

(1)	Amounts are calculated using the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-based Payments.

(2)	On June 25, 2007 each of Milestone’s independent directors were awarded options exercisable for 20,000 shares of common stock at $1.68 per share.

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Outstanding Equity Awards at December 31, 2007

The following table includes certain information with respect to the value of all unexercised options previously awarded to our Named Executive Officers. There were no outstanding stock awards at December 31, 2007.

Option Awards
Number of
Securities
Underlying
	Unexercised	Option	Option
	Options	Exercise	Expiration
Name and Principal Position	Exercisable	Price ($)	Date

Leonard A. Osser	16,667 (1)	0.87	1/1/2008

(1)	Fully vests on 7-1-06

Stock Plan

In 2006 we adopted an equity compensation plan for the issuance of up to 300,000 shares of our common stock in lieu of cash compensation for services performed by employees, officers, directors and consultants (the “2006 Stock Plan”). The purpose of the 2006 Stock Plan is to conserve cash while allowing us to adequately compensate existing employees, officers, directors and consultants, or new employees, officers directors and consultants, whose performance will contribute to our long-term success and growth. We believe that the availability of these shares will also strengthen our ability to attract and retain employees, officers, directors and consultants of high competence, increase the identity of interests of such people with those of our stockholders and help maintain loyalty to us through recognition and the opportunity for stock ownership. All shares granted under this plan will be at fair market value, or at a premium to that value, on the date of grant.

During 2007, 28,269 shares of common stock valued at $62,196 were granted under the 2006 Stock Plan as part of annual compensation and 84,270 shares of common stock valued at $150,000 in settlement of officers deferred compensation.

Additionally, in satisfaction of payables owed in connection with warehousing and fulfillment services and exhibition facilities, we issued 44,068 shares valued at $46,000 to two of our vendors (the “Vendor Shares”). The Vendor Shares were issued in reliance upon the exemption from the registration requirements of the Act, as provided in Section 4(2) thereof, as a transaction by an issuer not involving a public offering. We reasonably believed that each vendor had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment, each vendor represented an intention to acquire the securities for investment only and not with a view to distribution thereof and appropriate legends were affixed to the stock certificates. No commissions were paid in connection with such issuances.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Milestone’s officers and directors, and persons who own more than ten percent (10%) of a registered class of Milestone’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish Milestone with copies of all Section 16(a) forms they file.

To the best of Milestone’s knowledge, based solely on review of the copies of such forms furnished to Milestone, or written representations that no other forms were required, Milestone believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) shareholders were complied with during 2007.

Certain Relationships and Related Transactions

Since the beginning of our fiscal year ended December 31, 2007, we did not have any related party transactions pursuant to Item 404 of Regulation S-B of the Exchange Act. We have adopted a policy that, in the future, the Audit Committee must review all transactions with any officer, director or 5% stockholder.

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AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three non-management directors, Leonard M. Schiller, Leslie Bernhard and Jeffrey Fuller, and operates pursuant to its Charter. During the 2007 fiscal year, the Audit Committee held six meetings with the independent auditors. The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors to decide whether to appoint, retain or terminate our independent auditors, and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules of the Securities and Exchange Commission (“SEC”). The Board has also determined that each member is financially literate and at least one member of the Audit Committee has accounting or related financial management expertise, as such qualifications are defined under the rules of the SEC, and that Mr. Jeffrey Fuller is an “audit committee financial expert” within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During 2007 fiscal year, the Audit Committee performed all of its duties and responsibilities under the Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of Milestone for the 2006 fiscal year be included in its Annual Report on Form 10-KSB for such fiscal year.

Submitted by the Audit Committee

Leonard M. Schiller
Leslie Bernhard
Jeffrey Fuller

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR (Item 2 on the Proxy Card)

Milestone is seeking stockholder ratification of the appointment of Holtz Rubenstein Reminick LLP as its independent public accountants for 2008. Milestone engaged Holtz Rubenstein Reminick LLP as its Independent Registered Public Accounting Firm in September, 2007, and Holtz Rubenstein Reminick LLP audited Milestone’s financial statements for the fiscal years ended December 31, 2007. The report of Holtz Rubenstein Reminick LLP with respect to Milestone’s financial statements appear in Milestone’s Annual Reports for the fiscal year ended December 31, 2007. The independent accountant’s report and consent of Eisner LLP for the year ended December 31, 2006 are included in the Milestone’s Annual Report.

In the event the stockholders fail to ratify the appointment of Holtz Rubenstein Reminick LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee

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believes that such a change would be in our best interests and in the best interests of our stockholders. A representative of Holtz Rubenstein Reminick LLP will attend the 2007 Annual Meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

Audit Committee Matters and Fees Paid to Independent Auditors

Audit Fees

Audit fees for 2007 by Holtz Rubenstein Reminick LLP, Milestone’s principal accountant were approximately $84,338 covering the audit of our annual financial statements and the review of our financial statements for the first three quarters in 2007 and $98,902 for Eisner LLP prior to their replacement as the principal auditor in September 2007. Such fees for 2006 by Eisner LLP, Milestone’s principal accountant since June 2004 were $220,000 covering the audit of our annual financial statements and the review of our financial statements for the first three quarters in 2006.

Audit-Related Fees

There were no audit related fees from our principal accountant Holtz Rubenstein Reminick LLP in 2007. Audit related fees to our principal accountant in 2006, Eisner LLP consisting of fees in connection with S-3 and S-8 filings and related services, totaled $11,500.

Tax Fees

There were no fees for services related to tax compliance, tax advice and tax planning billed by our principal accountants in 2007 and 2006.

All Other Fees

There were no other fees billed during 2007 and 2006 by Milestone’s principal accountant.

Audit Committee Administration of the Engagement

The engagement with Holtz Rubenstein Reminick LLP, Milestone’s principal accountant, was approved in advance by our Audit Committee. No non-audit services were approved by the audit committee in 2007. The percentage of hours expended on audit by persons other than the Milestone’s principal accountant’s full time, permanent employees, did not exceed 50%.

Audit Committee Pre-Approved Policies and Procedures

The Audit Committee will pre-approve audit services and non-audit services to be provided by the Company’s independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of the independent auditor.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2008 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2008 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

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ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please address your request for delivery of the Proxy Statement and/or Annual Report to Joseph D’Agostino, Acting Chief Financial Officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Stockholders interested in presenting a proposal for consideration at the Annual Meeting of stockholders in 2008 must follow the procedures found in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company’s 2009 proxy materials, all qualified proposals must be received by our Corporate Secretary no later than April 30, 2009. A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by April 30, 2009. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal. Stockholder proposals should be addressed to our Acting Chief Financial Officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.

EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

Annual Report

The Company’s Annual Report to Stockholders for the year ended December 31, 2007, including Audited Financial Statements, has been mailed with this proxy material. The Financial Statements; Management’s Discussion and Analysis of Financial Condition and Results of Operations; and, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure contained therein are incorporated by reference and are deemed part of this soliciting material. Notwithstanding the foregoing, other portions of the Annual Report to stockholders are not part of the Company’s proxy solicitation materials.

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2007 including the financial statements and financial statement schedules included therein. All such requests should be directed to Joseph D’Agostino, Acting Chief Financial Officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.

By order of the Board of Directors

Leonard Osser
Chairman of the Board

Livingston, New Jersey
May 1, 2008

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▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

MILESTONE SCIENTIFIC INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON JUNE 5, 2008.
The undersigned hereby appoints Joe W. Martin and Joseph D’Agostino, and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Milestone Scientific Inc. (the “Company”) to be held on June 5, 2008, at 10:00 a.m., local time, at Brown, Rudnick, Berlack and Israels, 7 Times Square, New York, NY and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.
(Continued, and to be signed, on Reverse Side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

1.	ELECTION OF DIRECTORS	FOR election of all nominees	WITHHOLD vote from all nominees	FOR all nominees, EXCEPT for nominee(s) listed below from whom Vote is withheld.
	Leonard Osser, Leonard M. Schiller, Jeffrey Fuller, Leslie Bernhard, Pablo F. Serna C. and Joe W. Martin	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name in the space provided below:

Please mark your votes like this	☒

		FOR	AGAINST	ABSTAIN
2.	Confirmation of the appointment of Holtz Rubenstein Reminick LLP as Milestone’s independent auditors for the fiscal year ending December 31, 2008.	☐	☐	☐
The shares represented by this Proxy, when this Proxy is properly signed, will be voted as directed or if no direction is indicated, will be voted FOR all nominees for director and FOR each of the proposals.
The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.
IMPORTANT — PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date	, 2008.

NOTE:	When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.